EXHIBIT 10.38

                            AMENDMENT NUMBER ONE

                                   TO THE

                         PRICELINE.COM INCORPORATED

                             1999 OMNIBUS PLAN


            WHEREAS, priceline.com Incorporated (the "Company") maintains the priceline.com Incorporated 1999 Omnibus Plan (the "Plan");

            WHEREAS, the Board of Directors of the Company (the "Board"), acting through the Compensation Committee, is authorized to amend the Plan, subject to stockholder approval in certain instances; and

            WHEREAS, the Board desires to amend the Plan, subject to stockholder approval.

            NOW, THEREFORE, effective immediately, but subject to, and conditioned upon, approval of this amendment by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the next annual stockholders meeting, the Plan is amended as follows:

            1. Section 2(i) of the Plan is amended in its entirety to read as follows:

      " (i) "Committee" means (1) with respect to the application of this Plan to employees and consultants, a committee established by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be a "non-employee director" as defined in Rule 16b-3 of the Exchange Act and an "outside director" as defined under Section 162(m) of the Code and
      (2) with respect to the application of this Plan to Non-Employee Directors, the Board.

            2. Section 2(y) of the Plan is amended in its entirety to read as follows:

      "(y) "Participant" shall mean (i) an employee, consultant or Non-Employee Director of the Company to whom an Award is granted hereunder and (2) any such persons successors, heirs, executors and administrators, as the case may be, in such capacity.

            3. Section 3 of the Plan is amended by replacing the first sentence thereof with the following:

      "The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 25,375,000 shares, subject to adjustment as provided herein."

            4. Section 6 of the Plan shall be amended in its entirety to read as follows:

      "6.   Awards Under the Plan; Non-Employee Director Grants

      (a) Grants. The Committee may grant Options, Restricted Stock and Other Stock-Based Awards to Participants in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion.

      (b) Non-Employee Director Grants. Unless determined otherwise by the Committee in its sole and absolute discretion, and without further action by the Board or the stockholders of the Company, each Non-Employee Director shall, subject to the terms of the Plan, be granted a Non-Qualified Option to purchase (1) 20,000 shares of Stock as of the date the Non-Employee Director begins service as a Non-Employee Director and (2) an additional Option to purchase 10,000 shares of Stock as of the first business day following each annual meeting of stockholders of the Company, provided that the individual is a Non-Employee Director on such date. Unless otherwise determined by the Committee at the time of grant, each such Option shall be for a ten (10) year term, shall become exercisable as to one-third of the shares subject to the Option on the first anniversary of the date of grant and as to the balance monthly in equal installments over the next twenty-four months following such first anniversary, shall be granted at a per share exercise price equal to the Fair Market Value and otherwise be in accordance with Section 7 of this Plan.

      (c) Agreements. Each Award granted under the Plan shall be evidenced by an Agreement that shall contain such provisions as the Committee may, in its sole and absolute discretion, deem necessary or desirable. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all terms and provisions of the Plan and the applicable Agreement.

      (d) Notwithstanding the above, no grants under Section (b) above shall be made to the extent it would exceed the limitations set forth in Section 3 of the Plan with any grants then due being cut back pari passu and such non-made grants automatically being made at such time as they may be made under Section 3 (other than as a result of an amendment thereof).

            5. Section 10 of the Plan is amended by replacing the first sentence thereof with the following:

      "Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, any Award issued prior to April 25, 2000 carrying a right to exercise that was not previously exercisable and vested, shall become fully exercisable and vested and the restriction and forfeiture conditions applicable to any other such Award shall lapse and such Award shall be deemed fully vested. In the case of any Award made on or after the aforesaid date, no acceleration of exercisability, vesting or lapsing shall occur on a Change in Control except to the extent, if any, provided in the specific Award Agreement or as otherwise determined by the Committee or the Board."

            IN WITNESS WHEREOF, this Amendment has been executed this th day of ____, 2000.


                                    PRICELINE.COM INCORPORATED


                                    By:___________________________